Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Annual Report (Form 10-KSB) of Oragenics, Inc. of our report dated February 19, 2007, with respect to the 2006 financial statements of Oragenics, Inc.

We consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement (Form S-8 No. 333-110646) of Oragenics, Inc. pertaining to the Oragenics, Inc. 2002 Stock Incentive Plan;

(ii)	Post Effective Amendment No. 2 to the Registration Statement on Form S-3 to Form SB-2 (No. 333-125660) and related Prospectus of Oragenics, Inc. for the registration of 4,109,689 shares of its common stock issuable upon by Fusion Capital; and

(iii)	Registration Statements (Form S-3 Nos. 333-131015, 333-132516 and 333-140097) and related Prospectus of Oragenics, Inc. for the registration of 7,205,000, 3,000,000 and 185,186 shares of its common stock, respectively.

of our report dated February 19, 2007, with respect to the financial statements of Oragenics, Inc. included in this Annual Report (Form 10-KSB) of Oragenics, Inc.

/s/ Kirkland, Russ, Murphy & Tapp, PA

Certified Public Accountants

Clearwater, Florida

March 23, 2007